            Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Forward Air Corporation 2025 Omnibus Incentive Compensation Plan of our report dated March 24, 2025, with respect to the consolidated financial statements of Forward Air Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Atlanta, Georgia
June 25, 2026